Exhibit 3.7

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:42 PM 12/19/2006
FILED 07:27 PM 12/19/2006
SRV 061165793 — 3079837 FILE
CERTIFICATE OF FORMATION
OF
MEDASSETS SUPPLY CHAIN SYSTEMS, LLC
Under Section 18-201 of the Delaware
Limited Liability Company Act
     This Certificate of Formation of MedAssets Supply Chain Systems, LLC (the “Company”), dated as of December 19, 2006 is being duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).
     FIRST: The name of the limited liability company formed hereby is MedAssets Supply Chain Systems, LLC.
     SECOND: The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: This Certificate of Formation shall be effective on December 31, 2006.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Jonathan H. Glenn
Jonathan H. Glenn
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:16 PM 03/18/2009
FILED 11:47 AM 03/18/2009
SRV 090278065 — 3079837 FILE
Certificate of Amendment to Certificate of Formation
of
MEDASSETS SUPPLY CHAIN SYSTEMS, LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
MEDASSETS SUPPLY CHAIN SYSTEMS, LLC
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on March 18, 2009.

/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)